EXHIBIT 23.1
TRIMBLE NAVIGATION LIMITED
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 33-37384, 33-39647, 33-45167, 33-45604, 33-46719, 33-50944, 33-57522, 33-62078, 33-78502, 33-84362, 33-91858, 333-04670, 333-28429, 333-53703, 333-84949, 333-38264, 333-65758, 333-97979, 333-118212, 333-138551, 333-161295, and 333-183229 pertaining to the 1990 Director Stock Option Plan, the "Position Us for Progress" 1992 Employee Stock Bonus Plan, the 1993 Stock Option Plan, the Amended and Restated 2002 Stock Plan, and the Amended and Restated Employee Stock Purchase Plan, Form S-3 No. 333-147155 of Trimble Navigation Limited of our reports dated February 25, 2013, with respect to the consolidated financial statements and schedule of Trimble Navigation Limited, and the effectiveness of internal control over financial reporting of Trimble Navigation Limited, included in this Annual Report (Form 10-K) for the year ended December 28, 2012.
/s/ Ernst & Young LLP
San Jose, California
February 25, 2013